UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2016
CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-52891	20-8429087
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Corporate Property Associates 17 – Global Incorporated, a Maryland corporation (the “Company”), authorized on, and effective as of, August 17, 2016 the amendment and restatement of the Bylaws of the Company (the “Bylaws”). The Bylaws were amended to add a new Article XV, “Exclusive Forum for Certain Litigation,” providing that, unless the Company agrees otherwise, any derivative action, any action asserting a claim in respect of breach of fiduciary duty owed by any director, officer or employee of the Company to the Company or its stockholders, any action asserting a claim pursuant to the Maryland General Corporation Law, or any action asserting a claim governed by the internal affairs doctrine, be brought in the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

The foregoing summary of the amendment to the Bylaws is qualified in its entirety by reference to the full text of Article XV of the Second Amended and Restated Bylaws of the Company filed as Exhibit 3.1 hereto and incorporated herein by reference to this Item 5.03.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Corporate Property Associates 17 – Global Incorporated

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 17 – Global Incorporated

Date:	August 23, 2016	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary